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                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              COMSAT CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


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                          [COMSAT LOGO APPEARS HERE]

                                                                  June 7, 1999

                             AN IMPORTANT REMINDER

Dear Fellow Shareholder:

  Proxy materials for the 1999 Annual Meeting of Shareholders of COMSAT Corporation were recently sent to you. According to our records, your proxy has not yet been received for this important meeting, which is scheduled for Friday, June 18, 1999.

  At the meeting, shareholders are being asked to approve the proposed merger of Lockheed Martin Corporation and COMSAT. Your Board of Directors has determined that the merger is consistent with, and advances, the long-term business strategy of COMSAT and recommends that you vote in favor of the merger at the annual meeting.

                             YOUR VOTE IS IMPORTANT

  Approval of the merger requires the affirmative vote of two-thirds of the shares of COMSAT common stock outstanding on the record date. It is especially important that you vote if you have already tendered or plan to tender your COMSAT shares in conjunction with the Lockheed Martin tender offer. Approval of the merger proposal is required, among other things, in order for you to receive payment for any tendered COMSAT shares. Please remember, if you do not vote on the merger proposal, you will effectively be voting against the merger proposal.

  In addition, you are being asked to vote on the election of directors, the appointment of Deloitte & Touche LLP as independent public accountants and a shareholder proposal relating to political non-partisanship.

  Regardless of the number of shares you own, it is important that you vote. Please read the proxy statement dated May 12, 1999, and sign, date and mail the enclosed duplicate proxy card today. Your interest and participation in this important matter are sincerely appreciated.

  On behalf of the COMSAT Board of Directors, thank you for your cooperation and continued support.

                                          Very truly yours,
                                          /s/ Betty C. Alewine
                                          Betty C. Alewine
                                          President and Chief Executive
                                          Officer

                  PLEASE ACCEPT OUR THANKS AND DISREGARD THIS
                REQUEST IF YOU HAVE RECENTLY MAILED YOUR PROXY.